UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

AMERICAN CLEAN RESOURCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12567 West Cedar Drive, Suite 230, Lakewood, CO 80228-2039

(Address of principal executive offices)

1.720.458.1124

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value	ACRG	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On December 31, 2025, American Clean Resources Group, Inc. (“ACRG” or the “Company”) issued 1,644,906 shares of its common stock (the “Shares”) to Granite Peak Resources, LLC (“GPR”) in connection with the conversion of the outstanding balance under the Company’s line of credit with GPR.

The Shares were issued in exchange for the cancellation of approximately $1,727,152 of indebtedness outstanding under the line of credit. The implied conversion price was approximately $1.05 per share.

The Shares were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and/or Regulation D promulgated thereunder, based on representations made by GPR that it is an accredited investor acquiring the Shares for investment purposes and not with a view to distribution.

The Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold absent registration or an applicable exemption from registration.

Item 5.02 Disclosure Regarding Section 16 Filing

In connection with the issuance of the Shares described in Item 3.02 above, GPR, which beneficially owns 82.2% of the Company’s outstanding common stock, is required to report the transaction pursuant to Section 16(a) of the Securities Exchange Act of 1934. GPR has filed, or will file, a Form 4 reporting the acquisition of the Shares within the applicable reporting period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CLEAN RESOURCES GROUP, INC.

Date: January 7, 2026	By:	/s/ Tawana Bain
Tawana Bain
Chief Executive Officer

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